Exhibit 4.10

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is entered into on November 8, 2024, by and between EchoStar Corporation, a Colorado corporation (the “Issuer”), and the undersigned purchasers (the “Purchasers”).

WHEREAS, on September 30, 2024, the Issuer and certain of its direct and indirect subsidiaries entered into a transaction support agreement (together with all exhibits, annexes and schedules thereto, the “Transaction Support Agreement”) with certain holders of its 0% convertible notes due 2025 (the “DNC 2025 Notes”) and 3.375% convertible notes due 2026 (the “DNC 2026 Notes”) issued by DISH Network Corporation, a Nevada Corporation (“DISH”), collectively representing over 85% of the combined aggregate principal amount outstanding of the DNC 2025 Notes and DNC 2026 Notes (such holders, the “Ad Hoc Groups” and, together with the Issuer and its subsidiaries party thereto, the “TSA Parties”);

WHEREAS, pursuant to the Transaction Support Agreement, and subject to the terms and conditions set forth therein, the Issuer agreed to conduct exchange offers to all holders of DNC 2025 Notes and DNC 2026 Notes (the “DISH Convertible Notes Exchange Offers”), and the Ad Hoc Groups agreed to tender their respective DNC 2025 Notes and DNC 2026 Notes in the DISH Convertible Notes Exchange Offers;

WHEREAS, in connection with the execution of the Transaction Support Agreement, the Issuer entered into commitment agreements (the “Commitment Agreements”) with certain TSA Parties (collectively, the “Commitment Parties”) whereby the Commitment Parties, an affiliate of Charles W. Ergen (the Issuer’s chairman) and certain funds managed by Voya Investment Management Co. LLC agreed to commit to purchase and/or backstop, as applicable, the purchase by certain members of the Ad Hoc Groups, an aggregate of $5,278,000,000 aggregate principal amount of the Issuer’s newly issued 10.750% Senior Secured Notes due 2029 (the “Secured Notes Issuance”);

WHEREAS, pursuant to the Transaction Support Agreement, the Purchasers agreed to purchase an aggregate of $30,000,000 aggregate principal amount of the Issuer’s newly issued 3.875% Convertible Senior Secured Notes due 2030 (the “Notes”) (such purchase, together with the DISH Convertible Notes Exchange Offers and the Secured Notes Issuance, the “DISH Transactions”);

WHEREAS, the Issuer desires to issue to the Purchasers $30,000,000 aggregate principal amount of Notes, to be issued under an indenture (the “Indenture”) among the Issuer, certain subsidiaries of the Issuer (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A, as trustee (the “Trustee”), providing for the issuance of the Notes, which will be entitled to the benefit of the Guarantees referred to below;

WHEREAS, pursuant to the Indenture, the Guarantors have agreed to irrevocably, unconditionally and absolutely guarantee (the “Guarantees” and, together with the Notes, the “Securities”), to each holder of Notes and to the Trustee and its successors and assigns, (i) the due and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Indenture and the Notes and (ii) the punctual and faithful performance, keeping, observance and fulfillment by the Issuer of all other obligations of the Issuer under the Indenture and the Notes; and

WHEREAS, all references in this Agreement to the Registration Statement, the Base Prospectus or the Final Prospectus shall be deemed as of the relevant time and date to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Issuer, the Guarantors and each Purchaser acknowledges and agrees as follows:

1.              Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Issuer, the principal amount of Securities set forth opposite such Purchaser’s name on the respective Schedules attached hereto (the “Purchase Amount”), at a purchase price of 100% of the principal amount thereof (the “Purchase Price”).

2.              Delivery and Payment. Delivery of and payment for the Securities shall be made on November 12, 2024 (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the purchase price for the Securities shall be made by the Purchasers by wire transfer payable in immediately available funds. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”). The Issuer will not be obligated to deliver to any Purchaser such Purchaser’s Securities until it has received payment for such Securities.

3.              Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantors contained herein (or the accuracy in all material respects with respect to any representation or warranty on the part of the Issuer and the Guarantors which has no materiality qualification) as of the Closing Date, to the accuracy of the statements of the Issuer and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and each of the Guarantors of its obligations hereunder, to the due execution and delivery of the Indenture, to the absence of any event or condition which would give the Purchasers the right to terminate this Agreement and to the following additional conditions:

(a)              The Final Prospectus, and any supplement thereto, will be filed in the manner required by Rule 424(b) on or before the Closing Date in the form furnished to the Purchasers and/or their legal advisors prior to the date hereof; and any other material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Issuer shall not have received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

(b)              The Issuer shall have furnished to the Purchasers and/or their legal advisors the opinion of White & Case LLP, counsel to the Issuer and Guarantors, dated the Closing Date, in form and substance satisfactory to the Purchasers.

(c)              The Issuer shall have furnished to the Purchasers and/or their legal advisors a certificate of the Issuer, signed by the Chief Financial Officer of the Issuer, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Final Prospectus and any supplements or amendments to any of the foregoing and this Agreement and that:

(i)              the representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct in all material respects on and as of the Closing Date and the Issuer and each of the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)             condition in paragraph (f) below has been satisfied; and

(iii)            no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Issuer’s knowledge, threatened.

(d)           Prior to the Closing Date, the Issuer shall have furnished to the Purchasers and/or their legal advisors such further information, certificates and documents as the Purchasers may reasonably request.

(e)            Prior to, or simultaneously with, the Closing Date, the Exchange Transactions (as defined in the Transaction Support Agreement) shall have been successfully completed in accordance with the terms and conditions set forth in the Transaction Support Agreement.

(f)            Since the date of the Commitment Agreements, there shall not have occurred any Material Adverse Effect.

(g)           The Securities shall be eligible for clearance and settlement through the facilities of DTC.

If any of the conditions specified in this Section 3 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Requisite Consenting Parties, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Requisite Consenting Parties and such cancellation shall be without liability of any party to any other party, except to the extent provided in Section 7. Notice of such cancellation shall be given to the Issuer in writing.

4.             Agreements. The Issuer and each of the Guarantors agree with the several Purchasers that:

(a)              Prior to the termination of the offering of the Securities, the Issuer will not file any amendment to the Registration Statement or supplement (including the Final Prospectus) to the Base Prospectus unless the Issuer has furnished to the Purchasers and/or their legal advisors a copy for their review a reasonable amount of time prior to filing or will file any such proposed amendment or supplement to which the Purchasers reasonably object on a timely basis (other than filings of documents pursuant to Section 13(a), 14 or 15(d) under the Exchange Act). Subject to the foregoing sentence, the Issuer will cause the Final Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Issuer will promptly advise the Purchasers (i) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment to the Registration Statement or supplement to the Final Prospectus or for any additional information relating to the offering of the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Issuer will use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)              If there occurs an event or development as a result of which the Registration Statement or the Final Prospectus would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Issuer will promptly notify the Purchasers so that any use of the Registration Statement or the Final Prospectus may cease until it is amended or supplemented and will promptly prepare, at its own expense, an amendment or supplement.

(c)              If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Registration Statement or the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Issuer will promptly prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment, supplement or new registration statement which will correct such statement or omission or effect such compliance.

(d)              As soon as practicable, the Issuer will make generally available to its securityholders and to the Purchasers an earnings statement or statements of the Issuer and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)              The proceeds of the offering of the Securities will be applied as set forth in the Registration Statement and the Final Prospectus.

(f)               The Issuer agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1).

(g)              The Issuer will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), the Base Prospectus, the Final Prospectus and any Free Writing Prospectus, and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Purchasers, (ii) the preparation and printing of this Agreement, the Indenture and the Securities, (iii) the delivery of the Securities to the Purchasers, (iv) any filing for review of the offering with the Financial Industry Regulatory Authority, Inc., including filing fees, (v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, (vi) the cost and charges of any transfer agent or registrar and (vii) the costs of qualifying the Securities with DTC.

(h)              The Issuer shall be liable to pay to and reimburse the Purchasers the amount of all stamp, transfer, issue, registration, documentary and other similar Taxes (excluding, for the avoidance of doubt, any Taxes imposed on the net income of any Purchasers) which may be payable upon or in connection with the creation, issue, offering and sale of the Securities to the Purchasers, and the execution and delivery of, this Agreement and the Issuer shall agree to indemnify the Purchasers against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable out-of-pocket legal and other advisory fees (and any nonrefundable or non-creditable value added tax thereon)) which the Purchasers may incur as a result of or arising out of or in relation to any failure of the Issuer to pay or delay of the Issuer in paying any of the same.

(i)                Except as otherwise provided in this Agreement, all payments made by the Issuer under this Agreement shall be made free and clear of and without deduction or withholding for or on account of any Tax levied, collected, withheld or assessed by any jurisdiction unless such withholding or deduction is required by applicable law (including by virtue of the relevant Purchaser failing to satisfy any certification or other requirements in respect of the Notes to avoid such withholding or deduction). If the Issuer determines any deduction or withholding of Taxes is required in respect of payments made by the Issuer under this Agreement, the Issuer shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such Tax.

(j)                Except as otherwise permitted by Regulation M under the Exchange Act, the Issuer, the Guarantors nor any of their respective controlled affiliates will take, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Notes.

(k)               The Issuer agrees to comply with all terms and conditions of all agreements set forth in the representation letter of the Issuer to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

5.              Representations and Warranties. The Issuer and each Guarantor, jointly and severally, represent and warrant to, and agree with, each Purchaser as set forth below in this Section 5:

(a)              S-3 Eligibility. The Issuer meets the requirements for the use of Form S-3 under the Securities Act, and has filed with the Commission an automatic shelf registration statement as defined in Rule 405 on Form S-3, including a base prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Closing Date, became effective upon filing not more than three years prior to the Closing Date. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The Issuer has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Issuer will file with the Commission the Final Prospectus relating to the Securities in accordance with Rule 424(b) on or before the Closing Date. As filed, such Final Prospectus shall contain all information required by the Securities Act and the rules thereunder and shall be in all material respects in the form furnished to the Purchasers and/or their legal advisors prior to the Closing Date.

(b)              Compliance of Registration Statement and Prospectuses. As of the Closing Date, the Registration Statement and the Final Prospectus will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Trust Indenture Act and the respective rules thereunder; on the Effective Date and as of the date hereof, the Registration Statement did not, and, as of the Closing Date, the Registration Statement will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the Closing Date, the Indenture will comply in all material respects with the requirements of the Trust Indenture Act; and as of the Closing Date, the Final Prospectus (together with any amendment or supplement thereto as of such respective dates) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided however, that the Issuer and the Guarantors make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, or (ii) the information contained in or omitted from the Base Prospectus, the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer or any of the Guarantors on behalf of any Purchasers expressly for inclusion in the Base Prospectus, the Registration Statement or the Final Prospectus (or any amendment or supplement thereto).

(c)              No Untrue Statement of a Material Fact. The Registration Statement and the Final Prospectus, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in, or omissions from, the Registration Statement or the Final Prospectus based upon, and in conformity with, written information furnished to the Issuer on behalf of any Purchaser specifically for use therein.

(d)              Status as a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated reports filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163 and (iv) as of the Closing Date, the Issuer will be a “well-known seasoned issuer” as defined in Rule 405.

(e)              Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of the Rule 164(h)(2)) of the Securities and (ii) as of the Closing Date (with such date being used as the determination date for purposes of this clause (ii)), the Issuer will not be an Ineligible Issuer (as defined in Rule 405), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer.

(f)              Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Final Prospectus present fairly in all material respects the financial position of the Issuer and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement and the Final Prospectus present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Final Prospectus has been compiled on a basis consistent in all material respects with that of the financial statements and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)              Due Incorporation and Existence. The Issuer has been duly incorporated and is validly existing and, to the extent such concept is applicable thereto, in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business affairs, properties, financial condition, or results of operations of the Issuer and its consolidated subsidiaries taken as a whole (a “Material Adverse Effect”), or would not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Issuer of its obligations hereunder.

(h)              Capitalization. The Issuer has an authorized capitalization as set forth in the Base Prospectus, the Registration Statement and the Final Prospectus (except for subsequent issuances, if any, pursuant to the conversion of outstanding convertible debt securities, exercise of outstanding stock options and vesting of restricted stock units described in the Base Prospectus, the Registration Statement and the Final Prospectus) and all the outstanding shares of the Issuer’s common stock have been duly authorized and validly issued, are fully paid and non-assessable. None of the outstanding shares of the Issuer’s common stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Issuer. Except as may be described in the Base Prospectus, the Registration Statement and the Final Prospectus, and except with respect to equity awards issued under the Issuer’s equity incentive plans, there are no outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Issuer.

(i)                Power and Authority. The Issuer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, to provide the representations, warranties and indemnities under, or contemplated by, this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

(j)                Due Authorization. This Agreement has been duly authorized, executed and delivered by the Issuer.

(k)               No Brokerage Commission. Except as may be described in the Base Prospectus, the Registration Statement and the Final Prospectus, neither the Issuer nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Issuer or any of its subsidiaries or the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(l)                Government Approval. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Indenture, the authorization, issuance, sale and delivery of the Securities by the Issuer or the consummation of the transactions contemplated by this Agreement, except such as have been or will be obtained under the Securities Act, the Exchange Act, and the Trust Indenture Act.

(m)              No Violation. The execution, delivery and performance of this Agreement and the Indenture by the Issuer, the issuance, sale and delivery of the Notes by the Issuer, the issuance and delivery of its Guarantees by Guarantors, and the consummation by the Issuer and the Guarantors of the transactions contemplated in this Agreement, the Indenture, the Registration Statement and the Final Prospectus and compliance by the Issuer and the Guarantors with the terms of this Agreement, the Indenture or the Securities: (i) do not and will not result in any violation of the governing documents, as amended, of the Issuer and the Guarantors; and (ii) do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer, the Guarantors or any “Significant Subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act) of the Issuer or the Guarantors (each such significant subsidiary a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) pursuant to, (x) any indenture, mortgage, deed of trust or loan agreement, or any other agreement or instrument, to which the Issuer, the Guarantors or any of the Significant Subsidiaries is a party or by which any of them may be bound or to which any of their properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), (y) any existing applicable law, rule or regulation (except for such conflicts, breaches, liens, charges or encumbrances that would not have a Material Adverse Effect, and other than the securities or blue sky laws of any jurisdictions), or (z) any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Issuer or the Guarantors or any of their respective properties (except for such conflicts, breaches, liens, charges or encumbrances that would not have a Material Adverse Effect).

(n)               Registration Statement. The statements set forth in the Registration Statement and the Final Prospectus under (i) the caption “Description of the Notes” insofar as they purport to constitute a summary of the terms of the Securities, and (ii) under the captions “Material U.S. Federal Income Tax Considerations” and “Plan of Distribution” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(o)              Taxes. The Issuer, each of the Guarantors and each of their respective subsidiaries have filed all material federal, state, local and foreign tax returns required to be filed in any jurisdiction though the date of this Agreement and have paid all material Taxes required to be paid thereon (except as currently being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established or as would not to have, individually or in the aggregate, a Material Adverse Effect). Except as would not reasonably be expected to result in a Material Adverse Effect, no material deficiency has been, or would reasonably be expected to be, asserted against the Issuer, each of the Guarantors or their respective subsidiaries.

(p)              Governmental Consents. Except as may be described in the Base Prospectus, the Registration Statement or the Final Prospectus, the Issuer, the Guarantors and their respective subsidiaries have obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and have made all declarations and filings with, all governmental and regulatory authorities (including, without limitations, the Federal Communications Commission (the “FCC”)), all requirements under the Communications Act of 1934, as amended, the Cable Communications Policy Act of 1984, as amended, the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996 (collectively, the “Cable Acts”), and all self-regulatory organizations and all courts and other tribunals legally necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Base Prospectus, the Registration Statement and the Final Prospectus, except to the extent that the failure to so obtain, declare or file would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

(q)               No Violations. Except as may be described in the Base Prospectus, the Registration Statement or the Final Prospectus, none of the Issuer, the Guarantors or any of their respective Significant Subsidiaries is (i) in violation of its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational document, as the case may be, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, license, permit or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of the terms of any franchise agreement, or any law, statute, rule or regulation (including order, rule or regulation of the FCC) or any judgment, decree or order, in any such case, of any court or governmental or regulatory agency or other body having jurisdiction over the Issuer, the Guarantors or any of their respective Significant Subsidiaries or any of their properties or assets, including, without limitation, the Cable Acts or any order, rule or regulation of the FCC, except, in the case of clauses (ii) and (iii), such as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

(r)               Incorporation by Reference. The documents incorporated by reference in the Registration Statement and the Final Prospectus, and any amendment or supplement thereto, as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents, when they were filed with the Commission, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any documents filed with the Commission subsequent to the Closing Date and prior to the completion or termination of the offering of the Securities that are deemed to be incorporated by reference into the Registration Statement and the Final Prospectus will, when they are filed with the Commission, comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(s)               Indenture. The Securities and the Indenture will conform in all material respects to the description thereof contained in the Registration Statement and the Final Prospectus and any amendment or supplement thereto.

(t)               Legal Proceedings. To the knowledge of the Issuer, and except as may be described in the Base Prospectus, the Registration Statement or the Final Prospectus, there are no legal or governmental proceedings pending (including, without limitation, by the FCC or any franchising authority) to which the Issuer, the Guarantors or any of their respective Significant Subsidiaries is a party or of which any property of the Issuer, the Guarantors or any of their respective Significant Subsidiaries is the subject which, if determined adversely with respect to the Issuer, the Guarantors or any of their respective subsidiaries, would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the Issuer, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(u)              Insurance. The Issuer, each of the Guarantors and each of their respective subsidiaries carry insurance (including, without limitation, self-insurance) in such amounts and covering such risks as is adequate for the conduct of their business and the value of their properties, except where the failure to carry such insurance would not, individually or in the aggregate, have a Material Adverse Effect.

(v)              Authorization of the Indenture by the Issuer. At the Closing Date, the Indenture will have been duly authorized by the Issuer, will have been executed and delivered by the Issuer, will have been qualified under the Trust Indenture Act, and, once duly executed and delivered by the Issuer, will constitute a legal, valid and binding instrument enforceable against the Issuer in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law); and as of the Closing Date the Notes will have been duly authorized by the Issuer, and, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Issuer, entitled to the benefits of the Indenture, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(w)              Authorization of the Indenture by the Guarantors. As of the Closing Date, the Indenture will have been duly authorized by each of the Guarantors, will have been executed and delivered by each of the Guarantors and, once duly executed and delivered by the Guarantors, will constitute a legal, valid and binding instrument enforceable against each of the Guarantors in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law); and as of the Closing Date the Guarantees will have been duly authorized by each of the Guarantors and, when the Guarantees are executed and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement, and will constitute legal, valid and binding obligations of each of the Guarantors entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(x)               No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Issuer, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Issuer, on the other, that is required by the Securities Act to be described the Base Prospectus, the Registration Statement and the Final Prospectus that is not so described in the Base Prospectus, the Registration Statement and the Final Prospectus.

(y)               Investment Company Act. The Issuer is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Final Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)               Auditors. KPMG LLP, which has certified certain financial statements of the Issuer and its subsidiaries included or incorporated by reference in the Registration Statement and the Final Prospectus, is an independent registered public accounting firm with respect to the Issuer and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(aa)             Significant Subsidiaries. Except as may be described in the Base Prospectus, the Registration Statement and the Final Prospectus, each of the Significant Subsidiaries has been duly organized and is validly existing and, to the extent such concept is applicable thereto, in good standing under the laws of their respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect; except as may be described in the Base Prospectus, the Registration Statement and the Final Prospectus, all of the issued shares of capital stock of each such Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Issuer free and clear of all liens, encumbrances, equities or claims; and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(bb)            Internal Controls Over Financial Reporting. The Issuer maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or caused such internal controls over financial reporting to be designed under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Base Prospectus, the Registration Statement and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc)          Disclosure Controls and Procedures. The Issuer maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information required to be disclosed by the Issuer in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the management of the Issuer as appropriate to allow timely decisions regarding required disclosure. The Issuer has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd)          Intellectual Property. Except as may be described in the Base Prospectus, the Registration Statement or the Final Prospectus, the Issuer, the Guarantors and their respective Significant Subsidiaries own or possess, or can acquire on reasonable terms, adequate licenses, trademarks, service marks, trade names and copyrights (collectively, “Intellectual Property”) necessary to conduct the business now operated by each of them as described in each of the Base Prospectus, the Registration Statement and the Final Prospectus, except where the failure to own, possess or have the ability to acquire any Intellectual Property would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Base Prospectus, the Registration Statement or the Final Prospectus, none of the Issuer, the Guarantors or any of their respective Significant Subsidiaries has received any notice of infringement of or conflict with (and none actually knows of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which, if any such assertion of infringement or conflict were sustained would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

(ee)          Sanctions. None of the Issuer, any of the Guarantors nor any of their respective subsidiaries, nor any director, officer, agent, employee or Affiliate of the Issuer, any of the Guarantors or any of their respective subsidiaries, nor, solely with respect to clause (z) below, to the knowledge of the Issuer, any director, officer, agent, employee or Affiliate of the Issuer, any of the Guarantors or any of their respective subsidiaries (x) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject or target of any sanctions administered or enforced by the United States (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, any member state of the European Union or the United Kingdom (including His Majesty’s Treasury) (collectively “Sanctions”, and such persons, “Sanctioned Persons”); (y) is located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (at the time of this Agreement, the Crimea, so-called Donetsk People’s Republic, Kherson, so-called Luhansk People’s Republic and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, and Syria, collectively, “Sanctioned Countries” and each such country, a “Sanctioned Country”); or (z) has been in the past six years or is currently in violation of applicable Sanctions or the target of any proceeding, investigation, suit or other action arising out Sanctions. The Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing or facilitating the activities of or with any Sanctioned Person or Sanctioned Country in any manner that would result in the violation of applicable Sanctions or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as Issuer, underwriter, advisor, investor or otherwise). The Issuer, Guarantors and their respective subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable Sanctions.

(ff)           Foreign Corrupt Practices. None of the Issuer, any of the Guarantors nor any of their respective subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee, representative or Affiliate of the Issuer, any of the Guarantors or any of their respective subsidiaries, nor any person or entity acting on behalf of the Issuer, any of the Guarantors or any of their respective subsidiaries has, nor will with proceeds from this Securities offering be, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom, or any applicable anti-corruption or anti-bribery laws; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Issuer, Guarantors and their respective subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws.

(gg)          Money Laundering. The operations of the Issuer, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and other applicable money laundering statutes, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

(hh)          Certificates. Any certificate signed by any officer of the Issuer delivered to the Purchasers or to counsel for the Purchasers pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Issuer to the Purchasers as to the matters covered thereby as of the date or dates indicated in such certificate.

(ii)              Note Security Documents. The Note Security Documents to which the Issuer and each applicable Guarantor will be a party on the Closing Date will, as applicable, (i) have been duly authorized by the Issuer and the Guarantors, (ii) have been duly executed and delivered by the Issuer and the Guarantors, (iii) conform in all material respects to the descriptions thereof contained in each of the Registration Statement and the Final Prospectus and (iv) assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute a valid and binding agreement of the Issuer, enforceable against the Issuer and the Guarantors, as applicable, in accordance with its terms, and, upon delivery of the applicable Note Security Documents to the Collateral Agent (as defined in the Commitment Agreements), the Note Security Documents will be sufficient to create valid security interests in or trusts or mortgages on and liens on the Collateral (as defined in the Commitment Agreements), enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(jj)            Liens. Upon (i) the Purchasers’ payment for the Notes in accordance with the terms hereof and (ii) the filing of the appropriate UCC financing statements and the taking of other actions, in each case as further described herein, in the Note Security Documents and in the Indenture, the security interests of the Collateral Agent for the benefit of the holders of the Notes and the liens on the rights of the Guarantors in the Collateral will be a valid and perfected security interest in all Collateral that can be perfected by the filing of a UCC-1 financing statement under the UCC as in effect in any applicable jurisdiction, and the liens will have the priority described in the Indenture, subject to Permitted Liens, certain exceptions and any Intercreditor Agreement (as defined in the Final Prospectus), except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). As of the Closing Date, the filing of all necessary UCC financing statements in the proper filing offices, will have been duly made or taken to the extent required by the applicable Note Security Document. As of the Closing Date (or, to the extent provided in the Indenture or the Note Security Documents, at the time provided therein), the Collateral Agent shall have possession and control of all Collateral for which the Note Security Documents require such possession or control, in accordance with the terms of the Note Security Documents and subject to the Intercreditor Agreement. Upon the due execution and delivery of the agreements providing for “control” (as defined in the applicable UCC) of the Collateral Trustee, the Collateral Agent will have a valid and perfected security interest in the deposit accounts and/or securities accounts described in the Note Security Documents, subject to Permitted Liens, certain exceptions and any Intercreditor Agreement.

(kk)          Collateral. Except as may be described in the Base Prospectus, the Registration Statement or the Final Prospectus, as of the Closing Date, each of the Guarantors will have good and valid title to all of the Collateral it owns, in each case free and clear of all liens, encumbrances and defects, subject to Permitted Liens, certain exceptions and any Intercreditor Agreement. The only material assets of the Initial Spectrum Assets Guarantors are the Spectrum Assets and the only material assets of the Initial Equity Pledge Guarantors is the equity interest in the Initial Spectrum Assets Guarantors. On the Closing Date, none of the Guarantors will be liable for any indebtedness other than the Securities, the Issuer’s 6.75% Senior Secured Notes due 2030 or the Issuer’s 3.875% Convertible Secured Notes due 2030.

(ll)            Margin Stock. It is not engaged, and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), or extending credit for the purpose of purchasing or carrying margin stock.

(mm)         Support of the Transaction. The Issuer has not taken and, except as explicitly set forth in this Agreement or otherwise contemplated by the Transaction Support Agreement or Commitment Agreements or with the prior written consent of the Requisite Consenting Parties (which consent shall not be unreasonably withheld, conditioned or delayed) shall use best efforts not to take, any action that is inconsistent with, or that would be reasonably expected to prevent, interfere with, delay or impede, the consummation of, the Transaction (as defined in the Transaction Support Agreement).

(nn)          Certifications. The Issuer and each of the Guarantors (i) possess all adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except as disclosed in the Base Prospectus, the Registration Statement and the Final Prospectus or where the lack of such certificates, authorizations and permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) except as disclosed in the Base Prospectus, the Registration Statement and the Final Prospectus, have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) are conducting their respective business in material compliance with the terms and conditions of all certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except as disclosed in the Base Prospectus, the Registration Statement and the Final Prospectus or where the lack of such certificates, authorizations and permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(oo)         Solvency. Except as may be described in the Base Prospectus, the Registration Statement or the Final Prospectus, the Issuer, the Guarantors and their respective Significant Subsidiaries, on a consolidated basis, are, and immediately after giving effect to the consummation of the DISH Convertible Notes Exchange Offers and the issuance of the New Notes will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted.

(pp)          Stabilization. Neither the Issuer nor any of the Guarantor has, and, to the knowledge of the Issuer, no person acting on their behalf has, taken any action which is designed to or which has constituted or which would have reasonably been expected to cause or result in stabilization or manipulation of the price of any security of any such persons in connection with the offering of the Securities.

(qq)            Sarbanes-Oxley Act. Except as may be described in the Base Prospectus, the Registration Statement or the Final Prospectus, to the extent applicable to the Issuer on the Closing Date, there has not been and will not be any failure on the part of the Issuer or, to the knowledge of the Issuer, any of the directors or officers of the Issuer, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr)              Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)             Regulations T, U, X. None of the Issuer or any of its subsidiaries or any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

6.              Representations and Warranties of each Purchaser. Each Purchaser, severally and not jointly, represents and warrants to the Issuer and the Guarantors that, with respect to only itself, as of the date hereof and as of the Closing Date:

(a)              Good Standing. It is duly organized, validly existing and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its organization or incorporation.

(b)              Power and Authority. It has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

(c)              Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part.

(d)              No Conflicts. The execution and delivery of this Agreement and the performance of its obligations hereunder do not and shall not (A) violate any provision of law, rule, or regulation applicable to it or its certificate of incorporation or bylaws (or other organizational documents) or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both and exclusive of defaults relating to solvency and bankruptcy) a default under any material contractual obligation to which it is a party or under its certificate of incorporation or by-laws (or other organizational documents), in each case (other than with respect to violations of or conflicts with its certificate of incorporation, by-laws or other organizational documents), except where any such conflict, individually or in the aggregate, would not reasonably be expected to result in the failure by such Purchaser to perform its obligations under this Agreement.

(e)              Governmental Consents. The execution and delivery of this Agreement and the performance of its obligations hereunder do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than (A) such registration, filing, consent, approval, notice or action as has been obtained as of the date hereof, (B) where the failure of such Purchaser to obtain or make any such registration, filing, consent, approval, notice or action would not reasonably be expected to have a Material Adverse Effect on such Purchaser’s ability to perform its obligations under this Agreement, and (C) any filings as may be necessary and/or required to be filed with the SEC.

(f)              Agreement. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(g)              Institutional Investor. It is an institution which (a) is a sophisticated institutional investor, (b) has such knowledge and experience in financial and business matters and expertise in assessing credit risk that it is capable of evaluating and understanding the terms and conditions of, and the merits and risks and suitability of its investment in, the Securities and it is capable of assuming and is willing to assume (financially and otherwise) those risks (and has sought such accounting, legal, tax and other advice as it has considered necessary to make an informed investment decision), (c) it, and each account for which it is acting, if any, is aware that there are substantial risks incident to its investment in the Securities and is able to bear the economic risk, and sustain a complete loss, of such investment in the Securities and (d) is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act.

7.              Indemnification.

(a)              The Issuer, together with its respective successors and assigns (each, an “Indemnifying Party”), on a joint and several basis, shall indemnify, defend and hold harmless each Purchaser and each of such Purchaser’s Affiliates and any fund, account or investment vehicle that is controlled, managed, advised or sub-advised by such Purchaser (each, a “Related Fund”) and each of their respective officers, directors, managers, equityholders, partners, stockholders, members, employees, advisors, accountants, attorneys, financial advisors, consultants, agents and other representatives and any Affiliate or Related Fund of the foregoing, and each of their respective successors and assigns (each, an “Indemnified Party”) from and against, and shall promptly reimburse each Indemnified Party for, any and all losses, claims, damages, liabilities reasonable and documented costs and expenses, including, without limitation, reasonable and documented out-of-pocket attorneys’ fees and expenses, taxes, interest, penalties, judgments and settlements, whether or not related to a third party claim, imposed on, sustained or incurred or suffered by, or asserted against, any Indemnified Party, as a result of, arising out of or resulting from or in connection with any action, suit or proceeding (solely as related to or arising from or in connection with this Agreement, the Note Documents or the transactions contemplated hereby or thereby), challenge, litigation or investigation relating to any of the foregoing, or any claim or demand (solely as related to or arising from or in connection with this Agreement, the Note Documents or the transactions contemplated hereby or thereby) (each, an “Action”) (collectively, “Indemnified Liabilities”), irrespective of whether or not the transactions contemplated by this Agreement or the Note Documents are consummated or whether or not this Agreement is terminated; provided, that Indemnified Liabilities shall include liabilities arising out of or in connection with any contributory or comparative negligence of any Indemnified Party, but shall exclude any portion of such losses, damages, liabilities, costs or expenses found by a final, non-appealable judgment of a court of competent jurisdiction to arise from an Indemnified Party’s bad faith, fraud or a willful or intentional breach of the obligations of such Indemnified Party under this Agreement. In addition, the Indemnified Liabilities shall exclude any claim by one Purchaser against another Purchaser.

(b)              Each Indemnified Party entitled to indemnification hereunder shall (i) give prompt written notice to the Indemnifying Party of any Action with respect to which it intends to seek indemnification or contribution pursuant to this Agreement and (ii) permit such Indemnifying Party to assume the defense of such Action with counsel selected by the Indemnified Party and reasonably satisfactory to the Indemnifying Party, provided that the failure to so notify any Indemnifying Party will not relieve any Indemnifying Party from any liability that any Indemnifying Party may have hereunder except to the extent such Indemnifying Party has been materially prejudiced by such failure; provided, further, that any Indemnified Party entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such Action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party has agreed in writing to pay such fees and expenses, (y) the Indemnifying Party shall have failed to assume the defense of such Action within 15 days of delivery of the written notice of the Indemnified Party with respect to such claim or failed to employ counsel reasonably satisfactory to such Indemnified Party or (z) in the reasonable judgment of such Indemnified Party, based upon advice of its counsel, a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such Action (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party). In connection with any settlement negotiated by an Indemnifying Party, without the consent of the Indemnified Party, no Indemnifying Party shall, and no Indemnified Party shall be required by an Indemnifying Party to, (A) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a full and unconditional release from all liability in respect to such Action, (B) enter into any settlement that attributes or admits liability or fault to the Indemnified Party, or (C) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the Action with prejudice. In addition, without the consent of the Indemnified Party, no Indemnifying Party shall be permitted to consent to entry of any judgment or enter into any settlement which provides for any action or restriction on the part of the Indemnified Party other than the payment of money damages which are to be paid in full by the Indemnifying Parties. If an Indemnifying Party fails or elects not to assume the defense of a claim or is not entitled to assume or continue the defense of such claim pursuant to the foregoing, the Indemnified Party shall have the right (without prejudice to its right of indemnification hereunder), in its discretion, to contest, defend and litigate such claim and may settle such claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable; provided, however, that at least 10 days prior to any settlement, written notice of its intention to settle is given to such Indemnifying Party. If requested by an Indemnifying Party, the Indemnified Party agrees (at the expense of the Indemnifying Party) to reasonably cooperate with such Indemnifying Party and its counsel in contesting any claim that such Indemnifying Party elects to contest; provided that such cooperation shall not include the disclosure of any information to the extent that the disclosure thereof would violate any attorney-client privilege, law, rule or regulation, or any obligation of confidentiality binding on such Indemnified Party.

(c)              If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless from losses that are subject to indemnification pursuant to Section 7(a), then the Indemnifying Party shall contribute to the amount paid or payable as a result of such loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to an Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, with respect to the commitments set forth herein shall be deemed to be in the same proportion as (i) the total value paid to or received by or proposed to be paid to or received by, the Indemnifying Party in respect of the issuance of Notes contemplated by this Agreement bear to (ii) all fees and reimbursements actually received by the Indemnified Parties in connection with this Agreement.

(d)              The terms set forth in this Section 7 shall survive termination of this Agreement and shall remain in full force and effect regardless of whether the transactions contemplated hereby are consummated.

8.              Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to choice of law principles thereof).

9.              Submission to Jurisdiction and Venue; Waiver of Jury Trial.

(a)              Each of the parties to this Agreement irrevocably submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the borough of Manhattan or the District Court for the Southern District of New York or any court of appeals from either thereof, over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

(b)              Each of the parties to this Agreement HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (c) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (d) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (e) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (f) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

10.           Designation of Related Funds; Assignment.

(a)              The Issuer cannot assign its rights, interests or obligations hereunder without the prior written consent of the Requisite Consenting Parties.

(b)              Each Purchaser shall have the right to require, by written notice to the Issuer no later than one (1) Business Day prior to the Closing Date, that all or any portion of its Securities be issued in the name(s) of, and delivered to one or more of, its Affiliates, any Related Fund without the need for such Purchaser to transfer or assign any portion of its Securities to such Related Fund, which notice of designation shall (A) specify the amount of such Securities to be delivered to or issued in the name of each such Related Fund and (B) contain a confirmation by each such Related Fund of the accuracy of the representations made by each Purchaser under this Agreement to such Related Fund; provided, that no such designation shall relieve such Purchaser from any of its obligations under this Agreement.

(c)              The provisions of this Agreement shall be binding upon and inure to the benefit of each party and their respective successors and permitted assigns. Any purported assignment or designation in violation of this Section 10 shall be void ab initio and of no force or effect.

11.           No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement (and their respective successors and permitted assigns), any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (other than any Indemnified Party, to the extent set forth in Section 7) shall have any standing as third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

12.           Entire Agreement. The Transaction Support Agreement, the Commitment Agreements, the Note Documents and the other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

13.           Satisfaction of Commitment Agreements. The execution of this Agreement by the Issuer and the Guarantors, and the payment of the applicable Premium, as applicable, by the Issuer, in each case in accordance with the terms and conditions hereof, shall fully discharge and satisfy the Issuer’s and the Guarantor’s obligations to the Commitment Parties under the Commitment Agreements, the Transaction Support Agreement and this Agreement.

14.              Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, sent via facsimile (receipt confirmed) or electronic mail at the addresses, facsimile numbers or electronic mail addresses (or at such other addresses, facsimile numbers or electronic mail addresses for a party as shall be specified by like notice) or otherwise delivered by hand or by messenger, to the Issuer EchoStar Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112, Attention: General Counsel, with a copy to White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attention: Jonathan Michels, Andrew J. Ericksen and Laura Katherine Mann, and to each Purchaser as set forth on their respective signature page, or in any such case to such other address, facsimile number, electronic mail address or telephone as either party may, from time to time, designate in a written notice given in a like manner. If notice is provided by mail, it shall be deemed to be delivered three Business Days following delivery thereof, if notice is delivered via facsimile or electronic mail, it shall be deemed to be delivered upon receipt of electronic confirmation, and if notice is delivered by hand, messenger or overnight courier service, it shall be deemed to be delivered upon actual delivery.

15.              Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Purchaser upon any breach or default of the Issuer under this Agreement shall impair any such right, power, or remedy of such Purchaser, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any Purchaser of any breach or default under this Agreement, or any waiver on the part of any Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any Purchaser, shall be cumulative and not alternative.

16.              Amendments and Waivers. Any term of this Agreement may be amended, modified or supplemented and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Issuer and the Requisite Consenting Parties; provided that (i) the prior written consent of each Purchaser shall be required for any such amendment, modification or supplement that would (A) modify such Purchaser’s Purchase Amount or (B) modify the purchase price. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Purchaser and the Issuer.

17.              Severability. If any portion of this Agreement or the exhibits attached hereto shall be held to be invalid, unenforceable, void or voidable, or violative of applicable law, the remaining portions of this Agreement and the exhibits attached hereto (as applicable) so far as they may practicably be performed shall remain in full force and effect and binding on the parties hereto; provided that this provision shall not operate to waive any condition precedent to any event set forth herein.

18.              Interpretation. For purposes of this Agreement, unless otherwise specified: (i) each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (ii) all references herein to “Articles”, “Sections”, and “Exhibits” are references to Articles, Sections, and Exhibits of this Agreement; and (iii) the words “herein,” “hereof,” “hereunder” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement.

19.           Counterparts; Electronic Transmission. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute but one agreement. Any facsimile or electronically transmitted copies here or signature herein shall, for all purposes, be deemed originals.

20.           Confidential Treatment. Each party agrees to keep confidential the names of the Purchasers and the size of the Purchase Amount for each Purchaser (including all the information on the signature pages hereto), except to the extent required by applicable law or unless otherwise agreed to in writing with such Purchaser (and then, only with respect to such agreeing Purchaser’s Purchase Amount); provided that if disclosure is required by applicable law, advance notice of the intent to disclose (unless it shall not be practicable to give such advance notice) shall be given by the disclosing party to each Purchaser who shall have the right to seek a protective order prior to disclosure. No party or its advisors shall disclose to any person or entity (including, for the avoidance of doubt, any other Purchaser) other than advisors to the Issuer, the Purchase Amount for any Purchaser, or use the name of any Purchaser or its controlled Affiliates, officers, directors, managers, equityholders, stockholders, members, employees, partners, representatives and agents in any press release, in each case, without the prior written consent of such Purchaser. Notwithstanding the foregoing, the Issuer shall not be required to keep confidential the aggregate holdings of all Purchasers and each Purchaser hereby consents to (i) the disclosure of the execution of this Agreement by the Issuer in notices or press releases issued in connection with the transactions contemplated by this Agreement and the Transaction Support Agreement, and (ii) the filing of this Agreement with the Securities and Exchange Commission. Any public filing of this Agreement with the Securities and Exchange Commission or otherwise, which includes executed signature pages to this Agreement shall include such signature pages only in redacted form with respect to the Purchase Amount of each Purchaser page.

21.           Termination. This Agreement shall terminate automatically, without further action or notice by any person or entity, and all of the obligations of each of the parties hereunder shall be of no further force or effect on the earlier of (i) the consummation of the sale of the Notes or (ii) December 31, 2024. Each party may terminate this Agreement, solely as to itself, by written notice to each other party, upon termination of the Commitment Agreements with respect to such terminating party.

22.           Survival of Provisions. The respective indemnities, representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing Date for a period of twelve (12) months regardless of any investigation made by or on behalf of the Issuer or any Purchaser.

23.           Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made; provided that, for purposes of this Agreement, no Purchaser shall be deemed an Affiliate of the Issuer or any of its subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Base Prospectus” shall mean the prospectus referred to above contained in the Registration Statement at the Effective Date, as amended and supplemented to the Closing Date.

“Business Day” shall mean any day on which Nasdaq is open for trading.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“FCC Licenses” shall mean licenses, authorizations and permits for wireless terrestrial service, including without limitation commercial mobile service, issued from time to time by the Federal Communications Commission.

“Final Prospectus” shall mean the prospectus supplement, dated as of November 8, 2024, relating to the Securities to be filed pursuant to Rule 424(b) on or before the Closing Date.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Initial Equity Pledge Guarantors” shall mean NorthStar Spectrum L.L.C., SNR Wireless Holdco, L.L.C, DBSD Services Limited and Gamma Acquisition Holdco, L.L.C.

“Initial Spectrum Assets Guarantors” shall mean NorthStar Wireless L.L.C., SNR Wireless LicenseCo, LLC, DBSD Corporation and Gamma Acquisition L.L.C.

“New Notes” shall mean the Issuer’s 10.750% Senior Secured Notes due 2029, to be issued on the Closing Date.

“Note Documents” shall mean each of (i) the Indenture, (ii) the global certificates representing the Notes and (iii) the Note Security Documents.

“Note Security Documents” shall mean the Security Agreement, any collateral trust agreement, any intellectual property pledge or security assignment, any intercreditor agreement, any joinder to any of the foregoing and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements or other grants or transfers for security executed and delivered by any Issuer or any Guarantor creating (or purporting to create), or otherwise relating to a priority lien or junior lien, as applicable, upon collateral that secures the Notes or any obligations under the Note Documents.

“Permitted Liens” shall mean liens not prohibited by the Indenture.

“Person” includes all natural persons, corporations, business trusts, limited liability companies, associations, companies, partnerships, joint ventures and other entities, as well as governments and their respective agencies and political subdivisions.

“Registration Statement” shall mean the registration statement referred to above, including incorporated documents, exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended as of the Closing Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Requisite Consenting Parties” shall mean the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties, each as defined in the Commitment Agreements.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 401,” “Rule 405,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules or regulations under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Agreement” shall mean the Security Agreement, to be dated as of the Closing Date, among the Issuer and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Spectrum Assets” shall mean any (i) FCC Licenses with respect to AWS-3 Spectrum and AWS-4 Spectrum, including the proceeds for Band 66 and Band 70 of AWS-3 Spectrum and AWS-4 Spectrum held by the Spectrum Assets Guarantors and (ii) the proceeds thereof, in each case until any such FCC License no longer constitutes Collateral pursuant to the provisions of the EchoStar Convertible Notes Indenture and the Note Security Documents.

“Tax” means any tax, levy, impost, duty or other charge or withholding in the nature of taxation imposed by a governmental authority, including any penalty or interest payable in connection with any of the same.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Issuer: ECHOSTAR CORPORATION

By:	/s/ Paul W. Orban
Name:	Paul W. Orban
Title:	Executive Vice President and Chief Financial Officer, DISH

Guarantors:

NORTHSTAR WIRELESS, LLC

By:	/s/ Paul W. Orban
Name:	Paul W. Orban
Title:	Treasurer

DBSD CORPORATION

By:	/s/ Paul W. Orban
Name:	Paul W. Orban
Title:	Chief Financial Officer

GAMMA ACQUISITION L.L.C.

By:	/s/ Paul W. Orban
Name:	Paul W. Orban
Title:	Treasurer

NORTHSTAR SPECTRUM, LLC

By:	/s/ Paul W. Orban
Name:	Paul W. Orban
Title:	Chief Financial Officer

SNR WIRELESS HOLDCO, LLC

By:	/s/ Paul W. Orban
Name:	Paul W. Orban
Title:	Chief Financial Officer

DBSD SERVICES LIMITED

By:	/s/ Paul W. Orban
Name:	Paul W. Orban
Title:	Authorized Signatory

GAMMA ACQUISITION HOLDCO, L.L.C.

By:	/s/ Paul W. Orban
Name:	Paul W. Orban
Title:	Treasurer

SNR WIRELESS LICENSECO, LLC

By:	/s/ Paul W. Orban
Name:	Paul W. Orban
Title:	Treasurer

Purchasers:

[PURCHASER]

By:
Name:
Title:

[Notice details to be added]

DTC Participant Name:

DTC Participant Number:

DTC Participant Account Number:

CUSIP:

Beneficial Ownership Address:

Email:

[Signature Page to Note Purchase Agreement]

Schedule I

Purchasers

Purchaser	Purchase Amount	Purchase Price